Exhibit 5.1

Our ref DKP/628018-000001/12664915v1

Fanhua Inc.

27/F, Pearl River Tower

No. 15 West Zhujiang Road

Guangzhou, Guangdong 510623

People’s Republic of China

25 June 2018

Dear Sirs

Fanhua Inc.

We have acted as Cayman Islands legal advisers to Fanhua Inc. (the “Company”) in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended to date, relating to the proposed sale (the “Proposed Sale”) by certain selling shareholder of the Company of up to 3,300,000 American depositary shares, representing 66,000,000 ordinary shares of par value US$0.001 each of the Company (the “Shares”).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

1	Documents Reviewed

For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents:

1.1	The certificate of incorporation dated 10 April 2007 and the certificate of incorporation on change of name dated 12 December 2016.

1.2	The Amended and Restated Memorandum and Articles of Association of the Company as adopted by special resolution dated 6 December 2016 (the “Memorandum and Articles”).

1.3	The written resolutions of the directors of the Company dated 25 May 2018 (the “Directors’ Resolutions”).

1.4	The register of members of the Company, as maintained by Royal Bank of Canada Trust Company (Cayman) Limited, as the share registrar of the Company, dated 30 April 2018 (the “Register of Members”).

1.5	A certificate from a Director of the Company addressed to this firm dated 25 June 2018, a copy of which is attached hereto (the “Director’s Certificate”).

1.6	A certificate of good standing dated 25 May 2018, issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”).

1.7	The Registration Statement.

Maples and Calder (Hong Kong) LLP

53rd Floor The Center 99 Queen's Road Central Hong Kong

Tel +852 2522 9333 Fax +852 2537 2955 maplesandcalder.com

Resident Hong Kong Partners: Mark Western (British Virgin Islands), Anthony B. Webster (Cayman Islands), Michelle Lloyd (Ireland) Greg Knowles (British Virgin Islands), John Trehey (New Zealand), Ann Ng (Victoria (Australia)), Mac Imrie (Cayman Islands), Stacey Overholt (British Virgin Islands) Nick Hanold (England and Wales), James Gaden (New South Wales (Australia)), Terence Ho (New South Wales (Australia)), Justin Pennay (Cayman Islands) L.K. Kan (England and Wales), W.G. Pao (England and Wales), Richard Spooner (England and Wales), Sharon Yap (New Zealand), Aisling Dwyer (British Virgin Islands) Matthew Roberts (Western Australia (Australia)). Everton Robertson (England and Wales)

Cayman Islands Attorneys at Law│British Virgin Islands Solicitors│Irish Solicitors

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy of the Register of Members, the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	The genuineness of all signatures and seals.

2.3	There is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions set out below.

3	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability for an unlimited duration and is validly existing and in good standing under the laws of the Cayman Islands.

3.2	The authorised share capital of the Company is US$10,000,000 divided into 10,000,000,000 ordinary shares of a nominal or par value of US$0.001 each.

3.3	The sale and transfer of the Shares pursuant to the Proposed Sale has been duly authorised, and such Shares have been legally issued and allotted, and are fully paid and non-assessable.

3.4	The statements under the caption “Taxation” in the annual report on Form 20-F filed by the Company on April 20, 2018, which is incorporated by reference into the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4	Qualifications

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

Under the Companies Law (2018 Revision) of the Cayman Islands, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Law (2018 Revision) directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

In this opinion, the phrase “non-assessable” means, with respect to Shares, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP

Encl

Director's Certificate

Fanhua Inc.

27/F, Pearl River Tower No. 15 West Zhujiang Road

Guangzhou, Guangdong 510623

People's Republic of China

June 25, 2018

To:	Maples and Calder (Hong Kong) LLP
53/F, The Center
99 Queen's Road Central
Central, Hong Kong

Dear Sirs

Fanhua Inc. (the "Company")

I, the undersigned, being a director of the Company, am aware that you are being asked to provide a legal opinion (the "Opinion") in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1	The Memorandum and Articles remain in full effect and are unamended.

2	The Directors' Resolutions were duly passed in the manner prescribed in the Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and have not been amended, varied or revoked in any respect.

3	The authorised share capital of the Company is US$10,000,000 divided into 10,000,000,000 ordinary shares of a nominal or par value of US$0.001 each. All of the issued Shares being sold and transferred pursuant to the Proposed Sale have been fully paid up and are non-assessable.

4	The shareholders of the Company have not restricted or limited the powers of the directors in any way and there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Shares or otherwise performing its obligations under the Registration Statement.

5	The directors of the Company at the date of the Directors' Resolutions and at the date hereof were and are as follows:

Hu Yi Nan

Peng Ge

Stephen Markscheid

Allen Warren Lueth

Mengbo Yin

Yunxiang Tang

Chunlin Wang

6	The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all

Signature:	/s/ Chunlin Wang
Name:	Chunlin Wang
Chairman of the Board of Directors